UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2008 (November 14, 2008)

Date of Report (Date of earliest event reported)

Protective Life Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South

Birmingham, Alabama 35223

(Address of principal executive offices and zip code)

(205) 268-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On November 18, 2008, Protective Life Corporation (“Protective”) issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01 Other Events

On November 14, 2008, Protective Life Corporation (“Protective”) filed a bank holding company application with the U.S. Federal Reserve Board of Governors and filed an application for the U.S. Treasury Department’s Capital Purchase Program (CPP) under the Troubled Asset Relief Program (TARP).  Both of these applications are subject to regulatory approval.  In connection with these applications, Protective has entered into a letter of intent to acquire Bonifay Holding Company, Inc., and its subsidiary, The Bank of Bonifay, of Bonifay, Florida.  The acquisition is subject to various conditions, including negotiation of a definitive agreement and approval of Protective’s participation in the CPP.

FORWARD-LOOKING STATEMENTS

Certain statements in this Form 8-K include “forward-looking statements,” which express our plans, intentions, objectives, or expectations of future events and/or results. All statements based on future expectations rather than on historical facts are forward-looking statements that involve a number of risks and uncertainties, and the Company cannot give assurance that such statements will prove to be correct. Factors that could affect the Company’s expectations include whether the Company will receive needed regulatory approvals, whether it will be able to negotiate definitive agreements, and whether it will be able to execute such agreements in order to accomplish its plans.  Please refer to Exhibit 99 of the Company’s most recent Form 10-K/ 10-Q for more information about these and other factors that could affect future results.

Item 9.01 Financial Statements and Exhibits

    (c) Exhibits:

99.1 – Press Release Dated November 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION
/s/ Richard J. Bielen
Richard J. Bielen
Vice Chairman and
Dated: November 19, 2008	Chief Financial Officer